Exhibit 21.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization

FireEye Software (Shanghai) Company Limited	China

Intrigue, LLC	Delaware

iSIGHT Partners Europe Holdings B.V.	Netherlands

iSIGHT Partners Ukraine LLC	Ukraine

iSIGHT Risk Management Private Limited	India

iSIGHT Security, LLC	Delaware

Mandiant, LLC	Delaware

Mandiant Australia Pty Ltd	Australia

Mandiant Arabia for Cyber Security	Kingdom of Saudi Arabia

Mandiant Canada Limited	British Columbia

Mandiant Cybersecurity Mexico S.A. de C.V.	Mexico

Mandiant Cybersecurity Private Limited	India

Mandiant Deutschland GmbH	Germany

Mandiant Hong Kong Limited	Hong Kong

Mandiant International, LLC	Delaware

Mandiant Ireland Limited	Ireland

Mandiant Israel Ltd	Israel

Mandiant Italy SrL	Italy

Mandiant K.K.	Japan

Mandiant Korea Limited	Republic of Korea

Mandiant Netherlands B.V.	Netherlands

Mandiant Philippines Corporation	Philippines

Mandiant Singapore Private Limited	Singapore

Mandiant Spain, S.L.	Spain

Mandiant Sweden Aktiebolag	Sweden

Mandiant Taiwan Ltd.	Taiwan

Mandiant Technologies Malaysia SDN BHD	Malaysia

Mandiant UK Ltd.	United Kingdom

Respond Software, LLC	Delaware